UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2009
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(713) 332-8400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On May 4, 2009, Carriage Services, Inc. (“Carriage”) entered into a Sixth Amendment (“Sixth Amendment”) to its Credit Agreement dated April 27, 2005 with its lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent. This Sixth Amendment shall be deemed effective on and as of March 31, 2009 (provided, however, Section 3 of this Sixth Amendment shall be effective as of May 4, 2009), subject to conditions set forth in Section 5 of this Sixth Amendment.
     The purpose of this Sixth Amendment was to: (1) amend the Maximum Leverage Ratio to permit the Leverage Ratio as of the end of any period of four consecutive fiscal quarters of Carriage to be greater than 3.75 to 1.00, (2) waive the Events of Default that occurred under the Credit Agreement as a result of the failure of Carriage to comply with the financial covenants set forth in Sections 7.11(a) and 7.11(b) of the Credit Agreement, as of March 31, 2009, and (3) amend the Maximum Aggregate Commitments under the Credit Agreement from $35.0 million to $20.0 million.
     Carriage expects to report full compliance with all of the financial covenants set forth in the Sixth Amendment and the Credit Agreement for its second fiscal quarter ending on June 30, 2009.
     Based upon projected cash flows from operations, Carriage determined to lower the Aggregate Commitment amount under the facility from $35.0 million to $20.0 million in an effort to reduce commitment fees. Management believes cash on hand, cash flows from operations and other sources of liquidity will be adequate for the remainder of the facility’s term, which ends in April 2010. As such, Carriage did not believe it was necessary to maintain a $35.0 million facility and incur the expenses associated therewith.
     In addition to historical information, this Current Report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include any projections of cash balances and cash flows, expenses, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the ability to negotiate a future credit facility; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “plan”, anticipate” and any other similar words.
     The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Title of Document

10.1	Sixth Amendment to Credit Agreement, dated as of May 4, 2009 and effective as of March 31, 2009 (except Section 3 of the Credit Agreement, which is effective May 4, 2009), by and among Carriage, BofA, Wells Fargo, and the several banks listed on the signature pages thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
May 6, 2009	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Sixth Amendment to Credit Agreement, dated as of May 4, 2009 and effective as of March 31, 2009 (except Section 3 of the Credit Agreement, which is effective May 4, 2009), by and among Carriage, BofA, Wells Fargo, and the several banks listed on the signature pages thereof.

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